UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Post-Effective Amendment No. 6

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

Crimson Exploration Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	20-3037840
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

____________________

Crimson Exploration Inc. 717 Texas Avenue, Suite 2900 Houston, Texas 77002 Telephone: (713) 236-7400	E. Joseph Grady Senior Vice President and Chief Financial Officer 717 Texas Avenue, Suite 2900 Houston, Texas 77002 Telephone: (713) 236-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies To:
James L. Rice, III Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 Telephone: (713) 220-5800

____________________

Approximate date of commencement of proposed sale to the public: Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

____________________

Deregistration of Securities; Termination of Registration Statement

We are filing this Post-Effective Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-116048), as amended (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement. Because these unsold securities became freely tradable upon expiration of the required holding periods under Rule 144 of the Securities Act of 1933, it is no longer necessary for the Registrant to maintain effectiveness of the Registration Statement. Therefore, this Post-Effective Amendment No. 6 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 6, all of the shares remaining unsold under the Registration Statement.

S I G N A T U R E S

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post Effective Amendment No. 6 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of January, 2008.

CRIMSON EXPLORATION INC.

By:
Allan D. Keel, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 6 to the Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan D. Keel	President, Chief
Allan D. Keel	Executive Officer and Director	January 10, 2008

/s/ E. Joseph Grady	Senior Vice President and
E. Joseph Grady	Chief Financial Officer	January 10, 2008

/s/ Richard L. Creel	Vice President of Finance
Richard L. Creel	and Controller	January 10, 2008

/s/ B. James Ford*
B. James Ford	Director	January 10, 2008

/s/ Skardon F. Baker*
Skardon F. Baker	Director	January 10, 2008

/s/ Lee B. Backsen*
Lee B. Backsen	Director	January 10, 2008

/s/ Lon McCain*
Lon McCain	Director	January 10, 2008

*By:
Allan D. Keel
Attorney-in-fact
pursuant to a power of
attorney previously filed